Exhibit 10.3

SUBSCRIPTION AGREEMENT

Hunch Technologies Limited

5th Floor, The Circle, Millenium City Centre,

Gurugram Sec 29, Haryana 122002, India

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Hunch Technologies Limited, a private limited company incorporated in Ireland with registered number 607449 (“PubCo”), and the undersigned investor (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Direct Selling Acquisition Corp., a Delaware corporation (“SPAC”), Aeroflow Urban Air Mobility Private Limited, a private limited company incorporated under the laws of India and a direct wholly owned subsidiary of PubCo, PubCo, FlyBlade (India) Private Limited, a private limited company incorporated under the laws of India, and HTL Merger Sub LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of PubCo (“Merger Sub”), pursuant to which, among other things, on the Closing Date (as defined below), Merger Sub shall merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as the surviving company in the Merger and a wholly owned subsidiary of PubCo (the transactions contemplated by the Business Combination Agreement, including the Merger, the “Transactions”). In connection with the Transactions, PubCo is seeking commitments from interested investors to purchase, immediately prior to the closing of the Merger, preferred shares of PubCo (the “Shares”), which class of Shares will be created by PubCo subsequent to its re-registration as a public limited company under Irish law and the adoption of a revised memorandum and articles of association in accordance with the terms of the Business Combination Agreement (the “Re-Registration”) and which Shares shall be convertible into PubCo’s ordinary shares, par value $0.0001 per share (the “Converted PubCo Ordinary Shares”), in a private placement for a purchase price of $10.00 per share. The Shares will be issued pursuant to the memorandum and articles of association that will be adopted by PubCo in accordance with the terms of the Business Combination Agreement, with identical terms and conditions as the SPAC Preferred Shares (as defined below), and as set forth in Exhibit A. The aggregate purchase price to be paid by the Investor for the Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

Concurrently with the execution of the Business Combination Agreement and this Subscription Agreement, Antara Capital Master Fund LP (“Antara”) is entering into a subscription agreement with SPAC (the “Antara Subscription Agreement”), pursuant to which, among other things, Antara is agreeing to subscribe for SPAC’s preferred stock, par value $0.0001 per share (“SPAC Preferred Shares”), in a private placement for a purchase price of $10.00 per share, for an aggregate investment amount of $7,000,000 (the “Antara PIPE Investment”), on the terms and subject to the conditions set forth in the Antara Subscription Agreement. The Shares issued pursuant to this Subscription Agreement will be issued concurrently with the issuance of SPAC Preferred Shares pursuant to the Antara Subscription Agreement.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and PubCo acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to subscribe for, and PubCo agrees to issue and allot to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein and subsequent to the completion of the Re-Registration. The Investor acknowledges and agrees that PubCo reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by PubCo only when this Subscription Agreement is signed by a duly authorized person by or on behalf of PubCo; PubCo may do so in counterpart form.

2. Closing. The closing of the subscription for and allotment of Shares contemplated hereby (the “Closing”) will occur on the date of, and immediately prior to, the consummation of the Merger. Upon delivery of written notice from (or on behalf of) PubCo to the Investor (the “Closing Notice”), that PubCo reasonably expects all conditions to the closing of the Transactions to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to PubCo, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by PubCo in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice in order for the Shares to be issued to the Investor, including, without limitation, the legal name of the person in whose name such Shares are to be issued, such information as may be required under Irish law in order to ensure that the Shares can be duly issued to the Investor and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, a number of Shares shall be issued to the Investor set forth on the signature page to this Subscription Agreement and subsequently such Shares shall be registered in book entry form in the name of the Investor on PubCo’s register of members; provided, however, that the obligation to issue the Shares to the Investor is contingent upon PubCo having received the Subscription Amount in full in accordance with this Section 2. If the Closing does not occur within ten (10) business days following the Closing Date specified in the Closing Notice, PubCo shall promptly (but not later than three (3) business days thereafter) return the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 7 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon the delivery by PubCo of a subsequent Closing Notice in accordance with this Section 2. If the closing of the Merger does not occur within ten (10) business days following the Closing, Investor shall forfeit the Shares to the PubCo, and PubCo shall promptly (but not later than three (3) business days thereafter) return the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 7 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its, his or her obligation to purchase the Shares at a subsequent Closing upon the delivery by PubCo of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the subscription for and allotment of the Shares pursuant to this Subscription Agreement is subject to the satisfaction or valid waiver by PubCo, on the one hand, or the Investor on the other hand, of the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) (A) all conditions precedent to the closing of the Transactions contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transactions, including to the extent that any such condition is dependent upon the consummation of the subscription for and allotment of the Shares pursuant to this Subscription Agreement) or waived according to the terms of the Business Combination Agreement and (B) the closing of the Transactions shall be scheduled to occur immediately following and on the same date as the Closing.

b. The obligation of PubCo to consummate the allotment of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction of the following conditions (which may be waived by PubCo):

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing (except for representations and warranties qualified by materiality, which shall be true and correct in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing; and

(ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing under this Subscription Agreement shall have been performed in all material respects.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction of the conditions (which may be waived by the Investor):

(i) the consummation of the Antara PIPE Investment, including, without limitation, the receipt of the proceeds of the Antara PIPE Investment by SPAC;

(ii) all representations and warranties of PubCo contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by PubCo of each of the representations and warranties of PubCo contained in this Subscription Agreement as of the Closing; and

(iii) all obligations, covenants and agreements of PubCo required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects.

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. PubCo Representations and Warranties. PubCo represents and warrants to the Investor that:

a. As of the date hereof, PubCo is a company duly incorporated, validly existing as a private company limited by shares under the laws of Ireland and will remain as such through the Closing Date, save that PubCo will prior the Closing Date re-register as a public limited company under the laws of Ireland in order to give effect to the terms of this Subscription Agreement. PubCo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the memorandum and articles of association to be adopted by PubCo pursuant to the Re-Registration (as it may be further amended through the Closing).

c. This Subscription Agreement has been duly authorized, executed and delivered by PubCo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The allotment of the Shares and the compliance by PubCo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of PubCo pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which PubCo is a party or by which PubCo is bound or to which any of the property or assets of PubCo is subject that would reasonably be expected to materially affect the validity of the Shares or the legal authority of PubCo to timely comply in all material respects with the terms of this Subscription Agreement or have a material adverse effect on the business, financial condition or results of operations of PubCo (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of PubCo; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. Reserved.

f. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the allotment of the Shares by PubCo to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g. Neither the PubCo nor any person acting on its behalf has, directly or indirectly, engaged or will engage prior to the Closing in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares, and the Shares are not being offering in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

6. Investor Representations and Warranties. The Investor represents and warrants to PubCo that:

a. The Investor (i) understands that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”) and represents that it is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information relevant to its acquisition of the Shares hereunder outside of the United States, (ii) is subscribing for the Shares only for its own account and not for the account of others and (iii) is not subscribing for the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor is not an entity formed for the specific purpose of subscribing for the Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors. The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is subscribing for the Shares for its, his or her own account. In addition, the Investor further acknowledges and agrees that it did not receive in the United States any document related to the offer or or sale of the Shares, and did not send any such document into the United States; it has not used, directly or indirectly, the mails, or a means of communication or other means or instrumentality of commerce or the facilities of a United States securities exchange in relation to the offer or sale of the Shares; prior to the entry into this Agreement it has received a notice to substantially the following effect:

The securities covered hereby have not been registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the securities and the date of original issuance of the securities, except in accordance with Regulation S or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein, subject to applicable law. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that PubCo files a Form 20-F following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor’s subscription for and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

d. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to PubCo, the Transactions and the business of PubCo and its direct and indirect subsidiaries. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, including from PubCo directly, receive such answers and obtain such information as the Investor and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, including but not limited to access to marketing materials and a virtual data room containing information about PubCo and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. The Investor acknowledges that certain information provided by PubCo was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that it has reviewed or had the full opportunity to review all disclosure documents provided to such Investor in the offering of the Shares and no statement or printed material which is contrary to such disclosure documents has been made or given to the Investor by or on behalf of the SPAC or PubCo. Except for the representations, warranties and agreements of PubCo expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its, his or her own sources of information, investment analysis and due diligence (including professional advice it deemed appropriate) with respect to the Transactions, the transactions contemplated hereby, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of SPAC and PubCo, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

e. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SPAC, PubCo or a representative of SPAC or PubCo, and the Shares were offered to the Investor solely by direct contact between the Investor and SPAC, PubCo or a representative of SPAC or PubCo. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means and none of the SPAC, PubCo, their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, PubCo, any of their respective affiliates or any control persons, direct or indirect equity holders, officers, managers, directors, employees, consultants, partners, agents or representatives of any of the foregoing), other than the representations and warranties of PubCo contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in PubCo.

f. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

g. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in PubCo. The Investor has determined based on its, his or her own independent review and such professional advice as the Investor deemed appropriate that its, his or her purchase of the Shares and participation in the Transactions are fully consistent with its, his or her financial needs, objectives and condition and is a suitable investment for the Investor, notwithstanding the risks inherent in investing in or holding the subscribed Shares. The Investor acknowledges specifically that a possibility of total loss exists.

h. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor.

i. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

j. The Investor has been duly formed or incorporated, is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, and has full power, right and legal capacity to execute and deliver this Subscription Agreement and to perform its obligations hereunder.

k. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of PubCo, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

l. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhzhia region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA

PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

m. The Investor has or has commitments to have and, when required to deliver payment to SPAC pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the subscription for and allotment of the Shares pursuant to this Subscription Agreement.

n. As of the date hereof, the Investor does not have, and during the thirty (30) day period immediately prior to the date hereof the Investor has not entered into, and the Investor will not enter into at any point prior to the earlier to occur of the Closing and the termination of this Subscription Agreement according to its terms, any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended ,or short sale positions with respect to the securities of the SPAC.

o. To the knowledge of the Investor, no prior approval is required to be procured from the relevant government authority pursuant to Press Note 3 of 2020 dated 17 April 2020 issued by the Department for Promotion of Industry and Internal Trade read with Rule 6(a) of the Foreign Exchange Management (Non-debt Instruments) Rules 2019 issued by the Government of India in order for the Investor to consummate the Transactions.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) 30 days after the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement shall have proximately caused the failure of the consummation of the Transactions on or before the Termination Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach; and provided further, that no termination pursuant to clause (b) above shall be effective without the written consent of PubCo. PubCo shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to PubCo in connection herewith shall promptly (and in any event within three (3) business day) following the Termination Event be returned to the Investor.

8. Reserved.

9. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares subscribed for hereunder, if any) may be transferred or assigned without the prior written consent of PubCo; provided that this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any of its affiliates without the prior consent of PubCo; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof. No assignment pursuant to this Section 9(a) shall relieve the Investor of its obligations hereunder unless otherwise agreed to in writing by the PubCo.

b. PubCo may request from the Investor such additional information as PubCo may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to subscribe for the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available. The Investor acknowledges that SPAC and/or PubCo may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a periodic report or a registration statement of SPAC or PubCo.

c. The Investor acknowledges that SPAC, PubCo and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto, and SPAC is an express intended third-party beneficiary thereof. Prior to the Closing, the Investor agrees to promptly notify SPAC and PubCo in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the Investor as set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify PubCo if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from PubCo will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. SPAC and PubCo are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 9(d) shall not give SPAC any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall SPAC be entitled to rely on any of the representations and warranties of PubCo set forth in this Subscription Agreement.

e. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

f. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as set forth in Section 9(c), Section 9(d) this Section 9(f) and Section 10 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

g. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

h. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

i. This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by electronic means, such as facsimile, in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

j. At any time, the PubCo may (a) extend the time for the performance of any obligation or other act of the Investor, (b) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (c) waive compliance with any agreement of the Investor or any condition to its own obligations contained herein. At any time, the Investor may (a) extend the time for the performance of any obligation or other act of the PubCo, (b) waive any inaccuracy in the representations and warranties of the PubCo contained herein or in any document delivered by the PubCo pursuant hereto and (c) waive compliance with any agreement of the PubCo or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 9(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

n. PubCo agrees that Investor will be entitled to customary registration rights with respect to the Converted PubCo Ordinary Shares, and that such shares will be included as “registrable securities” in a registration rights agreement to be entered into among Investor, PubCo and certain other parties in connection with the closing of the Transactions.

o. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii)	if to PubCo, to:

Hunch Technologies Limited

5th Floor, The Circle, Millenium City Centre, Gurugram Sec 29, Haryana

122002, India

Attn: Mr. Amit Dutta

Email: amit@flyblade.in

with a required copy to (which copy shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Meredith Laitner, Esq.

David H. Landau, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: mlaitner@egsllp.com

dlandau@egsllp.com

10. Non-Reliance and Exculpation. The Investor acknowledges that it, he or she is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of PubCo expressly contained in Section 5 of this Subscription Agreement, in making its, his or her investment or decision to invest in PubCo. The Investor acknowledges and agrees that none of any other party to the Business Combination Agreement or any Non-Party Affiliate, shall have any liability to the Investor pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, PubCo or any Non-Party Affiliate concerning SPAC, PubCo or any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, PubCo, or any of SPAC’s or PubCo’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

Quick Response Services Provider LLP By: /s/ Amit Dutta	India
Name: Amit Dutta
Title: Director

Name in which Shares are to be registered (if different):	Date: January 17, 2024

Investor’s EIN (if applicable / US Only):

Business Address-Street: 5 Ground Floor, Copia Corporate Suites, Jasola

City, State, Zip: New Delhi 110025, India

Attn: Amit Dutta

Telephone No.:
Facsimile No.: Email: [***]

Number of Shares subscribed for: 300,000

Aggregate Subscription Amount: $3,000,000	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by PubCo in the Closing Notice. To the extent the offering is oversubscribed the number of Shares received and the Subscription Amount may be less than the maximum number of Shares subscribed for.

IN WITNESS WHEREOF, PubCo has accepted this Subscription Agreement as of the date set forth below.

Hunch Technologies Limited

By:	/s/ Amit Dutta
Name: Amit Dutta
Title: Director

Date: January 17, 2024

EXHIBIT A

Hunch Technologies Limited

Convertible Preferred Equity Term Sheet

Summary of Terms and Conditions

This term sheet (the “Term Sheet”), dated as of January 17, 2024, outlines certain indicative terms and conditions of a Preferred Equity purchase.

This term sheet is for discussion purposes only and is not (and shall not be construed as) an offer or acceptance with respect to any potential transaction. This Term Sheet does not purport to summarize all conditions, representations, warranties and other provisions with respect to the transactions referred to herein. Any final agreement, if reached between the parties, is subject to, among other things, full prior approval of the investment committees of the prospective investors, satisfactory business, technical, legal and financial due diligence and satisfactory legal documentation. The information contained herein is made available on a confidential basis and may not be provided to any third party without the prior written consent of the prospective investors.

Issuer:	Hunch Technologies Limited, a private limited company incorporated in Ireland with registered number 607449 (to be re-registered as a public company limited by shares).

IndiaCo:	Aeroflow Urban Air Mobility Private Limited, a private limited company incorporated under the laws of India (“IndiaCo”).

Purchaser:	Quick Response Services Provider, a limited liability partnership formed under the laws of India.

Investment:	The Purchaser will subscribe for, and Issuer, will allot and issue, an aggregate of USD$3.0 million of newly issued convertible preferred equity shares (the “Preferred Equity”), prior to the closing of the proposed business combination (the “Business Combination”) between Direct Selling Acquisition Corp. (“SPAC”) and IndiaCo, and subject to the terms and conditions set forth herein.

Dividend Rate:	Dividends on the Preferred Equity (“Preferred Dividends”) shall accumulate daily (prior to any conversion into Common Shares) from closing on a cumulative basis and shall be payable quarterly in cash in arrears, in an amount equal to 10.00% per annum. Notwithstanding the foregoing, Issuer may make distributions on the Preferred Equity by delivery of additional Preferred Equity in lieu of cash distributions as provided above (such distributions, “PIK Distributions”) and the par value per additional Preferred Equity shall be discharged by the Issuer or an affiliate of the Issuer that is permitted to do so under, or otherwise in accordance with, Irish law and other applicable laws.

The Preferred Equity will participate, on an as-converted basis, in any dividends paid to the holders of the Issuer’s ordinary shares (“Common Shares”) (whether in the form of cash, stock, property, debt or other assets, including any spin-off or similar transaction).

Optional Conversion:	The Preferred Equity shall be convertible into Common Shares, at any time, at the option of the holder of such Preferred Equity, at a fixed conversion price of $12.00 per share (“Conversion Price”). In connection with any optional conversion of Preferred Equity, the Conversion Price shall be adjusted for accrued but unpaid dividends to the conversion date.

Conversion at Option of Issuer:	Beginning on the third anniversary of the Closing Date, the Issuer will have the option to require all (but not less than all) outstanding issued shares of Preferred Equity to automatically convert (unless previously converted at the option of the holder of such Preferred Equity) into a number of Common Shares at the Conversion Price if the volume weighted average price of the Common Shares exceeds 150% of the Conversion Price for any twenty (20) trading days during a thirty (30) trading day period. Any conversion by the Issuer prior to the 3rd anniversary of the Closing Date shall otherwise comply with this provision and include all unpaid Preferred Dividends that would have accrued up to and including the 3rd anniversary of the Closing Date.

Issuance Limits:

Without restricting the Issuer’s ability to satisfy dividend payment obligations through PIK Distributions or other issuances in lieu of cash, in the Issuer’s discretion, none of the terms or rights of the Preferred Equity shall cause the Issuer to be required to issue or re-designate (upon conversion or otherwise) such number of shares as would exceed 19.99% of total outstanding shares or voting power of the Issuer, and provided further, that all issuances hereunder shall be subject to volume restrictions and applicable Nasdaq listing requirements.

Closing Date:	Immediately prior to the closing of the Business Combination.

Required Redemption:	TBD in a manner that complies with SEC’s recent position relative to put features.

Liquidation
Preference:	“Liquidation Preference” means the Investment plus all accrued and unpaid dividends.

In the event of a liquidation or winding up prior to the 3rd anniversary of the Closing Date, the holders of the Preferred Equity will be entitled to receive the greater of the proceeds from liquidity event (as per their shareholding in the Issuer on an as-converted basis ) and the Liquidation Preference, with the Liquidation Preference being deemed to include all unpaid dividends that would have accrued up to and including the 3rd anniversary of the Closing Date.

Conversion Upon
Change of Control:	Upon a change of control (prior to the third anniversary of the Closing Date), Preferred Equity shall convert to Common Shares.

Voting Rights:	The Preferred Equity will confer on the holders thereof the right to receive notice of, attend and vote at general meetings of the Issuer. The Preferred Equity will vote with the Common Shares as a single class on an as- converted basis (giving effect to any accrued but unpaid dividends) on all matters submitted to a vote of the holders of Common Shares. The Preferred Equity will be entitled to vote on certain matters as required by law as a separate class and the affirmative vote of a majority of the outstanding Preferred Equity will be required to approve such matters.

Ranking:	The Preferred Equity will rank senior to all Common Shares and any other existing or future class or series of equity securities of Issuer at the closing of and following the Business Combination with respect to distribution and liquidation rights.

Transfer Restrictions:	The Preferred Equity (and underlying Common Shares) shall be freely transferrable, subject to a mutually agreed disqualified transferee list and applicable securities laws.

DTC:	One year after closing of the Business Combination, at the request of the Purchaser, Issuer will cause the Preferred Equity to be eligible for settlement through the facilities of DTC, and also will cooperate with the holders of the Preferred Equity to cause the removal of all restrictive legends being properly solder under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, within two business days of a holder’s request and cause its legal counsel to deliver the necessary legal opinions, if any, to Issuer’s transfer agent in connection with the instruction to remove the restrictive legends upon the receipt of such supporting documentation.

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Other Terms:	The definitive documentation shall include other terms and provisions customary to an investment of this nature, including, without limitation, customary and appropriate (i) representations and warranties, (ii) covenants, (iii) limited indemnification provisions and (iv) equity considerations, in each case, on terms and conditions to be agreed.

Expenses:	Each party shall be responsible for its own expenses.

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